ON THE GO HEALTHCARE SHAREHOLDERS AUTHORIZE A REVERSE COMPANY STOCK SPLIT, OPENING THE DOOR FOR MORE DIVERSE PUBLIC INVESTMENT

CONCORD, ON - October 1, 2004 - On The Go Healthcare, Inc. (OTC: OGHI)
(the "Company") a leading manufacturer, marketer and distributor of childcare products and computer hardware, software and supplies announced today a 1-for-30 reverse split of the Company's common stock. The reverse split was overwhelmingly approved by over 88% of the Company's shareholders at its Annual Meeting on July 12, 2004. The reverse split will reduce the number of outstanding shares and the Company believes it will also result in a higher price per share. The reverse split will be effective as of the market open on October 4, 2004. The Company's ticker symbol will change to OGHC

The Board of Directors has amended the Company's Restated Certificate of Incorporation to actualize the split, which will affect all outstanding shares of the Company's common stock, including those shares underlying stock options outstanding immediately prior to the effective date.

The Company's Board believes that the reverse split is in the best interest of both the Company and its shareholders. It's the Company's fervent desire that its shareholders benefit from a capital structure more appropriate to that of an entity with On the Go's flourishing operational status, including established revenue flow, and future potential. It's wholly anticipated that this consolidation will increase the marketability and cachet of the Company's stock, appealing to new retail and larger institutional investors, while decreasing the volatility of the share price.

Company CEO, Stuart Turk, remarked: "The executive team at On the Go believes that this change will not only open the door to a more diversified and serious investment interest, but will also better position the Company to entertain and acquire new growth prospects."

About On The Go Healthcare, Inc.

On The Go Healthcare, Inc. (www.onthegohealthcare.com) manufactures, markets and distributes a line of baby related products focused on early years' needs. The Company's signature products include its new Baby Bath and the Padded Training Seat, an ergonomically designed, cushioned seat placed on top of adult toilet seats to help toddlers with potty training.

Now part of a wholly owned subsidiary of On The Go Healthcare, Vital Baby Innovations ("Vital Baby"), established in 1998 as a Canadian company, continuously researches and develops safe and innovative infant products for parents and children. Vital Baby is the exclusive distributor of the Heinz Baby Basics Feeding Accessories and Sudocrem, available at more than 3,600 retail locations across Canada. For more information, visit: www.vitalbaby.com.

On The Go Healthcare's subsidiary, Compuquest, is a value-added reseller of computer hardware, software, peripherals, and supplies. Compuquest (www.compuquest.com) services hundreds of clients in the U.S. and Canada, including Fortune 100 corporations, hospitals, government ministries, universities and various firms in banking, insurance, law and accounting. The subsidiary has won the Consumers' Choice Gold Award for Best Business Computer Dealer for eight consecutive years.

For more information, visit: www.onthegohealthcare.com or www.otcfn.com/oghc.

To be added to On The Go's email list for Company news, please send your email address to investor@onthegohealthcare.com.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, economic conditions affecting retailers, distributors and manufacturers; continuing success introducing new products; the Company's ability to finance its planned expansion efforts; the Company's ability to manage its planned growth; continued availability of raw materials for the childcare line at reasonable costs; continued ability to obtain hardware, software and peripherals at competitive costs; general performance of the stock markets; changes in regulations affecting the Company's business and such other risks disclosed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward- looking statements after the date of this document to conform these statements to actual results or to changes in management's expectations, except as required by law.

FOR FURTHER INFORMATION PLEASE CONTACT:
On the Go Healthcare, Inc.
Stuart Turk
905-760-2987 ext. 300
investor@onthegohealthcare.com

Investor Relations
Geoffrey Eiten
OTC Financial Network
781-444-6100 ext. 613
geiten@otcfn.com



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